Exhibit 10.4

Project Development Agreement

This Project Development Agreement is prepared for Client Name.

This Project Development Agreement (referred to as the “Agreement”) is made on Date and sets out the terms and conditions that govern the provision of maintenance services between:

i.	ChainOn Technology (HK) Limited, having its principal place of business at Company address (the “Service Provider”); and
ii.	Client Name, having its principal place of business at Client Address (the “Client”),

The Client has requested the design, development, and implementation of certain deliverables for its project (the “Project”), which are described in further detail in Exhibit A. The Service Provider has agreed to provide such development services, including but not limited to system design, coding, testing, integration, and delivery of the Project in accordance with the agreed specifications and milestones.

In consideration of the mutual covenants and promises made by both Parties under this Agreement, the Service Provider and the Client (individually, a “Party” and collectively, the “Parties”) agree to the following terms:

1. PURPOSE OF THE AGREEMENT

1.1 This Agreement outlines the terms and conditions under which the Service Provider will provide project design, development, testing, and implementation services for the Project, with the objective of delivering the agreed deliverables in accordance with the Client’s requirements.

1.2 The Client hereby engages the Service Provider, and the Service Provider agrees to be engaged by the Client, to provide the development services described in Exhibit A (the “Services”) in accordance with the specifications, milestones, and deliverables set forth in Exhibit A (the “Specification”).

1.3 Except as expressly provided in this Agreement, the Client shall not be obligated to provide technical assistance, personnel, or other resources to the Service Provider, other than information, access, or approvals reasonably necessary for the completion of the Services.

2. WHEREAS:

2.1 The Client has a project (the “Project”) which requires design, development, testing, and implementation in accordance with the Client’s business objectives.

2.2 The Client wishes to engage the Service Provider to provide development services, including but not limited to system design, coding, integration, and testing, as further described in this Agreement.

2.3 The Service Provider agrees to provide such development services to the Client under the terms and conditions set forth in this Agreement.

The Parties have reached the following agreement through friendly negotiation pursuant to the relevant provisions of the laws of Hong Kong:

Page 1/8

3. SCOPE OF SERVICES

In consideration for the services to be performed by the Service Provider, and subject to the terms and covenants set forth herein, the scope of services (the “Services”) shall be as described in Exhibit A, and shall include requirements gathering and system design, software development and coding, integration with third-party systems where applicable, testing and quality assurance (including unit, integration, and user acceptance testing), delivery and deployment of the Project in accordance with agreed milestones, and the preparation of documentation reasonably necessary for the use and operation of the Project.

4. FEES

In consideration for the Services to be provided by the Service Provider, and subject to the terms and covenants set forth herein, the Client agrees to pay the Service Provider the fees and other consideration (the “Service Fees”) as set forth in Exhibit B. The Service Fees shall be paid in accordance with the payment schedule specified in Exhibit B, unless otherwise agreed in writing by the Parties.

5. EXCLUSIONS

The following items are excluded from the scope of this Agreement, and any services related thereto shall be subject to a separate written agreement between the Parties:

●	Ongoing maintenance, updates, or support of the Project after final delivery and acceptance, unless otherwise agreed.
●	Hosting, domain name registration, server infrastructure, or third-party service fees (e.g., cloud services, payment gateways, APIs, software licenses).
●	Modifications or enhancements requested by the Client that fall outside the specifications and deliverables defined in Exhibit A.
●	Issues arising from modifications made to the Project by the Client or any third party not authorized by the Service Provider.
●	Service interruptions or delays caused by force majeure events (e.g., war, earthquake, fire, strike, ISP/network failures).

6. TERM

6.1 This Agreement shall be effective from Date (the “Effective Date”) and shall continue until the completion and final acceptance of the Services in accordance with the specifications and milestones set out in Exhibit A, unless terminated earlier in accordance with Clause 9 (Termination).

6.2 Any extension of the Services or engagement of additional development phases beyond the scope of this Agreement shall be subject to a separate written agreement or an amendment to this Agreement, duly executed by both Parties.

7. RIGHTS AND OBLIGATIONS OF THE PARTIES

7.1 Obligations of the Service Provider: The Service Provider shall perform the Services outlined in this Agreement in a timely, professional, and diligent manner, using qualified personnel and in accordance with industry standards. The Service Provider shall maintain the confidentiality of all information and data related to the Project provided by the Client, in accordance with Clause 8 (Confidentiality). The Service Provider shall also provide regular progress updates and cooperate with the Client for testing and acceptance of the deliverables.

7.2 Obligations of the Client: The Client shall pay the Service Fees punctually in accordance with Clause 4 and Exhibit B. The Client shall appoint a primary contact person to liaise with the Service Provider’s project manager to ensure efficient communication, timely provision of information, feedback, and approvals necessary for the completion of the Services. The Client shall also provide access to systems, materials, or resources reasonably required for the Service Provider to perform the Services.

Page 2/8

8. CONFIDENTIALITY

8.1 The Service Provider shall not:

(i) disclose to any third party any technical or non-technical information, data, or materials in connection with or arising out of this Agreement, including but not limited to the terms and existence of this Agreement, the Client’s business, details regarding the Services, system specifications, source code, designs, or any other information relating to the Project (collectively, the “Confidential Information”);

(ii) make copies of any Confidential Information or any content derived from the Confidential Information for personal use or for distribution, unless expressly authorized in writing by the Client; or

(iii) use Confidential Information other than solely for the benefit of the Client in the performance of this Agreement.

8.2 The Service Provider shall protect the Confidential Information from unauthorized use, access, or disclosure with at least the same degree of care as it applies to its own confidential or proprietary information of a similar nature, and in any event with no less than commercially reasonable care.

8.3 The Service Provider may disclose Confidential Information only to the extent required by law, court order, regulatory requirement, or applicable securities exchange rules, provided that the Service Provider gives the Client prompt written notice of such requirement and reasonably cooperates, at the Client’s expense, in any lawful action to contest or limit the scope of such disclosure.

8.4 The obligations in this Clause 8 shall survive the termination or expiration of this Agreement for a period of three (3) years.

9. TERMINATION

9.1 The term of this Agreement (the “Term”) shall commence on Date and shall continue until the completion and acceptance of the Services, unless terminated earlier in accordance with this Clause 9.

9.2 This Agreement may be terminated in the following circumstances:

(i) Mutual Termination: By mutual written agreement duly executed by the Parties.

(ii) Breach Termination: By either Party if the other Party commits a material breach of this Agreement and fails to remedy such breach within fourteen (14) days of receiving written notice.

(iii) Convenience Termination: By either Party, without cause, upon thirty (30) days’ prior written notice to the other Party.

(iv) Force Majeure Termination: By either Party if a Force Majeure Event (as defined in Clause 9.3) lasts for more than thirty (30) days and prevents the affected Party from performing a material part of its obligations.

(v) Legality Termination: By either Party if any governmental authority of competent jurisdiction issues an injunction, writ, order, or legal restraint that renders the provision of the Services under this Agreement unlawful.

Page 3/8

9.3 For the purposes of this Agreement, “Force Majeure Event” shall mean any act, omission, or occurrence beyond the reasonable control of a Party, including but not limited to strikes, labor disputes, acts of nature, fire, flood, severe weather, utility failure, system failure, earthquake, war, terrorism, cyberattacks, epidemic, pandemic, or government restrictions.

9.4 Upon termination of this Agreement:

●	All obligations of the Parties shall cease, except for accrued payment obligations and the Surviving Provisions (as defined in Clause 9.5).
●	The Service Provider shall retain all Service Fees already paid. Additionally, the Service Provider shall be entitled to immediate payment for the work performed up to the date of termination.
●	No additional Service Fees shall be payable beyond the termination date, except where the Services have already been rendered or committed prior to termination.
●	The Service Provider shall deliver to the Client all work completed to date, including any materials, documentation, and deliverables reasonably related to the Project.

9.5 Notwithstanding termination, the following provisions shall survive: Clause 5 (Exclusions), Clause 8 (Confidentiality), Clause 9 (Termination), Clause 11 (Applicable Law and Dispute Resolution), and any other provisions which by their nature are intended to survive termination.

10. INTELLECTUAL PROPERTY, ACCEPTANCE, AND LIMITATION OF LIABILITY

10.1 Ownership of Deliverables: All deliverables, work products, designs, code, documentation, and materials developed by the Service Provider under this Agreement (collectively, the “Deliverables”) shall be the sole and exclusive property of the Client upon full payment of the Service Fees, except for any pre-existing intellectual property of the Service Provider, which shall remain the property of the Service Provider. The Service Provider hereby grants the Client a perpetual, irrevocable, worldwide, royalty-free license to use any pre-existing intellectual property incorporated into the Deliverables solely for the purpose of using the Deliverables.

10.2 Acceptance Procedure: Upon completion of each milestone or the full Project, the Service Provider shall submit the Deliverables for Client review. The Client shall have 10 business days to test, review, and either accept the Deliverables or provide written notice of defects or non-conformance. Deliverables shall be deemed accepted if the Client does not provide such notice within the review period. The Service Provider shall promptly remedy any reported defects or non-conformance at no additional cost, within a reasonable time frame agreed by the Parties.

10.3 Limitation of Liability: Except for liability arising from gross negligence, willful misconduct, or breach of confidentiality obligations, the Service Provider’s total aggregate liability under this Agreement shall not exceed the total Service Fees paid by the Client under this Agreement.

11. NO MODIFICATION UNLESS WRITING

No modification, amendment, or waiver of any provision of this Agreement shall be valid or binding unless made in writing and duly executed by both Parties.

12. APPLICABLE LAW AND DISPUTE RESOLUTION

12.1 This Agreement and the interpretation of its terms shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region (“Hong Kong”).

Page 4/8

12.2 Any dispute, controversy, or claim arising out of or in connection with this Agreement, including but not limited to the development, delivery, or accep tance of the Services, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the UNCITRAL Arbitration Rules in force at the time of submission of the notice of arbitration, as modified by this clause.

12.3 The law of this arbitration clause shall be the laws of Hong Kong. The seat of arbitration shall be Hong Kong. The arbitration shall be conducted in English before a sole arbitrator.

13. NOTICES

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given when delivered by hand, sent by registered post, or transmitted by email (with delivery confirmation) to the addresses of the Parties set out above, or to such other address as may be notified in writing by either Party.

14. ENTIRE AGREEMENT

This Agreement (together with its Exhibits) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, and agreements, whether oral or written.

15. SEVERABILITY

If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect, the remaining provisions shall remain in full force and effect.

16. COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic means (including PDF or scanned copies) shall be deemed originals for all purposes.

Page 5/8

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and On Behalf of ChainOn Technology (HK) Limited	For and On Behalf of Client Name

Name, Title	Name, Title

Date: Date	Date: Date

Page 6/8

Exhibit A – SCOPE OF SERVICES & DELIVERABLES

Project Name: [Insert Project Name]

Services: The Service Provider shall provide the following development services for the Project:

1.	[Module/Phase 1 Description]

○	[Detail 1]
○	[Detail 2]

2.	[Module/Phase 2 Description]

○	[Detail 1]
○	[Detail 2]

3.	[Module/Phase 3 Description]

○	[Detail 1]
○	[Detail 2]

4.	[Module/Phase 4 Description]

○	[Detail 1]
○	[Detail 2]

Milestones (Internal Project Checkpoints):

Milestone 1: [Description of Milestone]

●	Includes:

○	[Detail of Milestone]
○	[Detail of Milestone]

●	Target Completion Date: [Date]

Milestone 2: [Description of Milestone]

●	Includes:

○	[Detail of Milestone]
○	[Detail of Milestone]

●	Target Completion Date: [Date]

Note: These milestones are internal delivery checkpoints for project management and Client review.

Acceptance Criteria:

●	Functionality & Performance: Meets functional requirements as defined in the scope.
●	Security & Integrity: Encryption, access controls, and protections align with approved design; no unresolved critical/high-severity issues from internal review.
●	UAT & Defects: All critical bugs found during Client UAT are resolved prior to final deployment.

Page 7/8

Exhibit B – FEES & PAYMENT SCHEDULE

Project Service Fee

The total fee for the comprehensive services under this Agreement is Hong Kong Dollars [Amount in Words] Only (HKD [Amount in Numbers]).

Commencement Date

The Services shall officially commence on Date, which is the first day of the Project.

Invoice and Payment

The Service Provider shall issue a single official invoice upfront. The Client shall pay the total Project Service Fee of Hong Kong Dollars [Amount in Words] Only (HKD [Amount in Numbers]) to the Service Provider’s designated bank account upon receipt of the invoice.

Late Payment

If payment is not received by the due date specified in the invoice, the Service Provider reserves the right to suspend or delay completion of the Services, including integration, testing, and final deployment, until all outstanding amounts are paid in full.

Page 8/8